UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015 (January 5, 2015)

CHART ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-28532218
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o The Chart Group, L.P. 555 5th Avenue, 19th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-350-8205

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The Merger Agreement

General Description of the Merger Agreement

On January 5, 2015, Chart Acquisition Corp., a Delaware corporation (“Chart”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tempus Applied Solutions, LLC, a Delaware limited liability company (“Tempus”), the current holders of Tempus’ membership interests (the “Sellers”), Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Sellers for the purposes set forth therein (the “Members’ Representative”), Tempus Applied Solutions Holdings, Inc., a Delaware corporation and a newly formed wholly-owned subsidiary of Chart which will be the holding company for Tempus and Chart following the consummation of the Business Combination (as defined below) (“Tempus Holdings”), Chart Merger Sub Inc., a Delaware corporation and a newly formed wholly-owned subsidiary of Tempus Holdings (“Chart Merger Sub”), TAS Merger Sub LLC, a Delaware limited liability company and a newly formed wholly-owned subsidiary of Tempus Holdings (“Tempus Merger Sub”), Chart Acquisition Group LLC in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Sellers and their successors and assigns) in accordance with the terms thereof (the “Chart Representative”) and, for the limited purposes set forth therein, Chart Acquisition Group LLC (the “Sponsor”), Joseph Wright and Cowen Investments LLC (“Cowen”) (together, the “Warrant Offerors”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) Chart Merger Sub will merge with and into Chart, with Chart being the surviving entity and a wholly-owned subsidiary of Tempus Holdings (such merger, the “Chart Merger”), (ii) Tempus Merger Sub will merge with and into Tempus, with Tempus being the surviving entity and a wholly owned-subsidiary of Tempus Holdings (such merger, the “Tempus Merger”), and (iii) Tempus Holdings will become a publicly traded company. Hereafter, we may also refer to the transactions contemplated by the Merger Agreement as the “Business Combination.” The Chart Merger and the Tempus Merger (together, the “Mergers”) will occur simultaneously upon the consummation of the Business Combination (the “Closing”). Chart, Tempus Holdings, Chart Merger Sub and Tempus Merger Sub may collectively be referred to herein in reference to the Merger Agreement as the “Chart Parties”.

In the Chart Merger, the outstanding equity securities of Chart will be cancelled and the holders of outstanding shares of Chart common stock and warrants will receive substantially identical securities of Tempus Holdings. In the Tempus Merger, the outstanding membership interests of Tempus will be cancelled in exchange for the right of the Sellers to receive as the aggregate merger consideration 5,250,000 shares of Tempus Holdings common stock, subject to certain adjustments, plus an additional right to receive potentially up to 4,750,000 shares of Tempus Holdings common stock as an earn-out if certain financial milestones are achieved (such additional shares, the “Earn-out Shares”).

As a result of the consummation of the Business Combination, each of Chart Merger Sub and Tempus Merger Sub will cease to exist, Chart and Tempus will become wholly-owned subsidiaries of Tempus Holdings, and the equity holders of Chart and Tempus will become the stockholders of Tempus Holdings.

Chart Representative and Members’ Representative

The Sponsor is serving as the Chart Representative under the Merger Agreement and, in such capacity, will represent the interests of the stockholders of Chart and Tempus Holdings (other than the Sellers and their successors and assigns) with respect to certain matters under the Merger Agreement, including any indemnification claims made against certain of the Sellers after the Closing. Benjamin Scott Terry and John G. Gulbin III are serving as the Members’ Representative under the Merger Agreement, and in such capacity will represent the interests of the Sellers with respect to certain matters under the Merger Agreement, including any indemnification claims made against Tempus Holdings after the Closing.

2

Merger Consideration

As consideration in the Chart Merger, each Chart stockholder will receive one share of Tempus Holdings common stock for each share of Chart common stock owned by such stockholder, and each Chart warrantholder will receive a warrant to purchase one share of Tempus Holdings common stock for each warrant to acquire one share of Chart common stock owned by such warrantholder (with the terms of such Tempus Holdings warrant otherwise being substantially identical to such Chart warrant).

As consideration in the Tempus Merger, at the Closing, the Sellers will receive in the aggregate 5,250,000 shares of Tempus Holdings common stock, subject to an upward or downward dollar-for-dollar merger consideration adjustment deliverable in shares of Tempus Holdings common stock at the Closing (with each share of Tempus Holdings common stock valued at $10.00 per share) to the extent that Tempus’ estimated working capital and/or debt as of the Closing varies from certain targets specified in the Merger Agreement. After the Closing, the merger consideration will be subject to a further upward or downward dollar-for-dollar adjustment payable in shares of Tempus Holdings common stock (with each share of Tempus Holdings common stock valued at $10.00 per share) to the extent that Tempus’ actual working capital and/or debt varies from the amounts estimated at the Closing, with such actual amounts determined by the Chart Representative, subject to a dispute resolution process in the event that the Members’ Representative disputes such calculation. Additionally, the Sellers will have the right, subject to the terms and conditions of the Merger Agreement, to receive the Earn-Out Shares, as more fully described below, if they meet the performance targets set forth in the Merger Agreement. The aggregate merger consideration payable to the Sellers, including any Earn-out Shares will be paid pro rata to each Seller based on their membership interests in Tempus.

Earn-out Provisions

In addition to the 5,250,000 shares of Tempus Holdings common stock deliverable by Tempus Holdings to the Sellers at the Closing (as adjusted for Tempus working capital and debt), the Sellers will have the right to receive an additional 2,000,000 Earn-out Shares if the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries exceeds $17,500,000 for any two consecutive fiscal quarters during the period from January 1, 2015 through June 30, 2016. The Sellers will further have the right to receive an additional 2,750,000 Earn-out Shares if the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries exceeds $22,500,000 for any two consecutive fiscal quarters during the period from January 1, 2015 through June 30, 2016.

The calculation of the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries will be done each fiscal quarter by the Chart Representative after Tempus Holdings’ preparation and delivery to its board of directors of its consolidated financial statements for such fiscal quarter, subject to a dispute resolution process in the event that the Members’ Representative disputes such calculation, and any Earn-out Shares that are finally determined to be earned by the Sellers will be delivered by Tempus Holdings within 60 days after final determination that they were so earned.

The Earn-out Shares will be subject to lock-up (in addition to any lock-up restrictions set forth in the Registration Rights Agreement, as more fully described below) for the longer of 12 months from the date of the Merger Agreement and six months from the date of issuance, subject to earlier release in the event of a liquidation, merger, stock exchange or similar transaction involving Tempus Holdings. Additionally, during such lock-up period, the Earn-out Shares will be subject to claw-back by Tempus Holdings in the event that after the Earn-out Shares are issued, it is determined that there was a financial statement error, contract adjustment or other mistake or adjustment, and as a result of which, the Earn-out Shares should have not been paid.

Conditions to Closing of the Business Combination

The obligations of the parties to consummate the Business Combination are subject to the fulfillment (or waiver) of customary closing conditions of the respective parties. In addition, each parties’ obligations to consummate the Business Combination are subject to the fulfillment (or waiver) of other closing conditions, including: (a) completion of the tender offer by the Warrant Offerors to purchase up to 3,746,150 Chart warrants at a purchase price of $0.60 per warrant (the “Warrant Tender Offer”); (b) the receipt of the requisite approval from Chart stockholders of the Merger Agreement and the transactions contemplated thereby and of the Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”); (c) a registration statement on Form S-4 registering the shares to be issued to Chart’s stockholders pursuant to the Merger Agreement shall have become effective; (d) the members of the board of directors of Tempus Holdings as specified in the Merger Agreement shall have been appointed to the board of directors of Tempus Holdings; and (e) Chart shall not have redeemed its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Additionally, the obligations of the Chart Parties to consummate the Business Combination are subject to the fulfillment (or waiver) of other closing conditions, including, among others: (i) the combined assets and liabilities of Chart and Tempus as of the Closing (but giving effect to the Closing, including any redemptions of Chart’s public shares), are such that on a combined basis, there will be net tangible assets (stockholders’ equity) of at least $5,000,000, plus an additional amount of unrestricted cash and cash equivalents sufficient to pay for any accrued expenses of Chart, Tempus and their respective subsidiaries through the Closing and to provide Tempus Holdings and its subsidiaries (including Tempus) with sufficient working capital as of the Closing to enable them to pay for expenses required under contracts entered into by Chart, Tempus or the respective subsidiaries at or prior to the Closing, as they come due; and (ii) Tempus shall have entered into one or more contracts providing for at least $100 million of revenues payable to Tempus within 12 months after the date of the Closing. Additionally, the obligations of Tempus and the Sellers to consummate the Business Combination are subject to the fulfillment (or waiver) of the closing condition that Tempus Holdings shall have filed with the Secretary of State of the State of Delaware an amendment and restatement of its certificate of incorporation in the form attached to the Merger Agreement.

3

Termination

The Merger Agreement may also be terminated under certain customary and limited circumstances at any time prior to the Closing. In addition, the Merger Agreement may be terminated under other circumstances at any time prior to the Closing, including, among others: (i) by either the Members’ Representative or Chart if the Closing has not occurred on or before March 13, 2015 (the “Outside Date”) (unless Chart receives the approval of its stockholders to extend the deadline for Chart to consummate Chart’s initial business combination, in which case the Outside Date will be extended to the earlier of (x) such extended date or (y) 180 days after the date of Merger Agreement), so long as there is no breach by such terminating party (or its related parties) that caused the Closing not to have occurred; (ii) by either the Members’ Representative or Chart if the special meeting of Chart’s stockholders shall have occurred and Chart’s stockholders shall not have approved the Merger Agreement and the transactions contemplated thereby and the Incentive Plan; or (iii) by either the Members’ Representative or Chart if at the conclusion of a special meeting of Chart’s stockholder called to approve an amendment to Chart’s existing charter to extend the deadline for Chart to consummate its initial business combination beyond March 13, 2015, such deadline extension is not approved.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to confidentiality, public announcements and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement. There are no termination fees in connection with the termination of the Merger Agreement.

Covenants of the Parties

Under the Merger Agreement, each of the parties made covenants and agreements to the other parties that are customary for transactions of this nature, including, among others, the operation of their respective businesses between signing of the Merger Agreement and the Closing, their efforts required to consummate the Closing, access, confidentiality and continuing indemnification of directors and officers for pre-Closing matters. Each party also agreed to customary non-solicitation for competing transactions and exclusive dealing between the parties prior to the Closing or termination of the Merger Agreement, and the Sellers agreed not to trade in Chart’s securities while they are in possession of non-public information regarding Chart.

Chart also agreed in the Merger Agreement that if it reasonably believes that the Closing will most likely not occur prior to March 13, 2015, but that the parties to the Merger Agreement are reasonably capable of causing the Closing to occur after March 13, 2015, but prior to the 180th day after the date of the Merger Agreement, and so long as Tempus and the Sellers are not in material uncured breach of the Merger Agreement, Chart will call a special meeting of Chart’s stockholders to extend the deadline for Chart to consummate its initial business combination beyond March 13, 2015, offer to redeem its stockholders in connection with such extension, and file any proxy statement or other filings in connection therewith.

Any covenants and agreements of the parties in the Merger Agreement or in any certificate delivered in connection therewith, and the related right to make an indemnification claim, will survive until they have been fully performed.

4

Representations and Warranties

Under the Merger Agreement, Tempus and the Sellers, on the one hand, and the Chart Parties, on the other hand, made customary representations and warranties for transactions of this nature.

The representations and warranties of the parties made in the Merger Agreement or in any certificate delivered in connection therewith, and the related right to make an indemnification claim, will survive until 12 months after the Closing, except that (i) certain fundamental representations (including taxes) will survive until 60 days after the expiration of the applicable statute of limitation, (ii) representations and warranties made by Tempus relating to anti-corruption laws and certain regulatory matters will survive until 6 years after the Closing, (iii) representations and warranties made by Tempus relating to employee benefit plans, government contracts and bids and environmental and safety matters will survive until 3 years after the Closing and (iv) claims based on criminal matters, fraud or willful breach will survive indefinitely.

Indemnification

Tempus Holdings agrees in the Merger Agreement from and after the Closing to indemnify the Sellers and their respective officers, directors, employees, members, assigns, successors and affiliates from any damages in connection with the breach of any representation, warranty, covenant or agreement made by a Chart Party in the Merger Agreement or in any certificate delivered pursuant to the Merger Agreement. Each of Benjamin Scott Terry and John G. Gulbin, III (the “Specified Members”) agrees in the Merger Agreement from and after the Closing to indemnify Tempus Holdings and its officers, directors, employees, members, assigns, successors and affiliates from any damages in connection with (i) the breach of any representation, warranty, covenant or agreement made by a Seller or Tempus in the Merger Agreement or in any certificate delivered pursuant to the Merger Agreement (except for covenants or agreements made by Tempus requiring performance by Tempus after the Closing), (ii) any tax liabilities of Tempus or its subsidiaries for pre-Closing periods except to the extent accrued on the December 17, 2014 consolidated balance sheet of Tempus and its subsidiaries (or attributable to transactions undertaken in the ordinary course of business thereafter for which there are reserves or accruals for taxes on such balance sheet related to similar transactions), (iii) enforcing the indemnification rights of the indemnified parties under the Merger Agreement and (iv) any liabilities of Tempus or its subsidiaries arising from the conduct of Tempus Intermediate Holdings, LLC (“TIH”)and its subsidiaries or other specified entities affiliated with the Sellers (other than Tempus and its subsidiaries) other than in connection with contracts that are arms-length, have been approved by the Chart Representative and Chart’s board of directors, or after the Closing, Tempus Holdings’ board of directors or that were entered into at any time that no Seller having a direct or indirect interest in such entity is an officer of Tempus or its subsidiaries. Each other Seller agrees to indemnify the Specified Members for breaches of such other Seller’s representations and warranties.

No indemnifying party will have any indemnification obligations for breaches of representations and warranties until the aggregate amount of all damages for claims asserted by the indemnified party exceeds $500,000, and then only amounts in excess of such deductible are recoverable, except that such deductible does not apply to breaches of certain fundamental representations and warranties or claims based on fraud or willful breach. The indemnification obligations of any indemnifying party for breaches of representations and warranties are subject to a cap of $7,875,000, except that (i) breaches of Tempus’s representations and warranties regarding government contracts and bids are subject to a higher cap equal to $26,250,000, (ii) breaches of certain fundamental representations and warranties of the parties are subject to a higher cap equal to $52,500,000 and (iii) claims based on fraud or willful breach are not subject to any cap. In addition to the foregoing, the aggregate liability of each Specified Member will be limited to its pro rata percentage (based on the Tempus membership interests held by such Specified Members as compared to all Specified Members) multiplied by $52,500,000, each Specified Member will be responsible for its pro rata percentage of any damages (other than for a breach of such Specified Member’s representations, warranties, covenants or agreements) and each Specified Member will not be responsible for the other Specified Member’s representations, warranties, covenants and agreements.

5

Any indemnification claims payable by Tempus Holdings will be paid by delivery of newly issued shares of Tempus Holdings common stock, with the value of such shares based on the volume weighted average sale price per share of Tempus Holdings common stock at such time. Any indemnification claims payable by the Specified Members will be paid at the election of the Specified Members either in cash or by cancellation of their shares of Tempus Holdings common stock, with the value of such shares based on the volume weighted average sale price per share of Tempus Holdings common stock at such time.

Effective as of the Closing, each of the Sellers shall provide a full release to the Chart Parties and their respective affiliates, directors, officers and employees and Tempus, its subsidiaries and their employees except for (i) their rights under the Merger Agreement and the ancillary documents and (ii) accrued employee salary, benefits, expense reimbursements and benefit plan contributions.

Management and Board of Directors Following the Business Combination

As a condition to the Closing, Tempus Holdings must have appointed to its board of directors the following directors in the following classes: (i) Class I directors: Kenneth J. Krieg and Peter A Cohen; (ii) Class II directors: Christopher D. Brady and Niall Olver; and (iii) Class III directors: Benjamin Scott Terry, John G. Gulbin III and Joseph R. Wright. The executive officers of Tempus Holdings at the Closing will be Benjamin Scott Terry as Chief Executive Officer and Robert Lee Priest, Jr. as Chief Financial Officer and Secretary.

Warrant Tender Offer

The Warrant Offerors also agree in the Merger Agreement to commence the Warrant Tender Offer prior to the Closing and make certain covenants, along with Chart and Tempus Holdings, with respect to the Warrant Tender Offer and any public documents filed in connection therewith. In the event that Chart seeks an extension of its deadline to consummate its initial business combination beyond March 13, 2015, the Warrant Offerors will make a separate tender offer for the outstanding warrants of Chart for cash at a purchase price of $0.30 per warrant in connection therewith.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Chart does not believe that these schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the assertions embodied in its representations, warranties and covenants as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Chart’s public disclosures.

Related Agreements

Supporting Stockholder Agreement

In connection with the Merger Agreement, the Sponsor, Christopher D. Brady, Joseph Wright and Cowen (collectively, the “Chart Stockholders”) entered into a supporting stockholder agreement (the “Supporting Stockholder Agreement”) with Tempus and the Members’ Representative. Pursuant to the Supporting Stockholder Agreement, the Chart Stockholders (solely in their capacity as stockholders, and not in any capacity as an officer or director) have agreed, among other things, from the signing date until the termination of the Supporting Stockholder Agreement (the “Voting Period”), to vote all of the shares of Chart common stock held by them (currently 1,766,250 shares of Chart common stock, representing as of the date hereof approximately 20.1% of the voting power of Chart in the aggregate) (a) in favor of (i) the adoption of the Merger Agreement and approval of the Mergers and the other transactions contemplated by the Merger Agreement, (ii) the adoption of the Incentive Plan and (iii) any amendment to Chart’s existing charter and trust agreements to extend the deadline for Chart to consummate its initial business combination, if needed, and (b) against alternative proposals, agreements or transactions to the Business Combination (except as permitted by the Merger Agreement). The Chart Stockholders also agreed during the Voting Period not to submit their shares of Chart common stock to be redeemed by Chart or to otherwise cause such shares to be repurchased or redeemed. The Supporting Stockholder Agreement will automatically terminate upon the first to occur of (i) the mutual written consent of the parties thereto, (ii) the closing of the Business Combination, or (iii) the termination of the Merger Agreement in accordance with its terms.

6

A copy of the Supporting Stockholder Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Supporting Stockholder Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

As a condition to the Closing, Tempus Holdings has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sellers, pursuant to which Tempus Holdings will grant certain registration rights to the Sellers with respect to the shares of Tempus Holdings common stock to be issued to the Sellers (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement and the Earn-out Shares). Under the Registration Rights Agreement, the Sellers will have certain customary demand and piggy-back registration rights, subject to certain underwriter cutbacks and issuer blackout periods. Under the Registration Rights Agreement, Tempus Holdings will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each party will have customary indemnification obligations to the other parties.

Under the Registration Rights Agreement, each of the Sellers will agree to a lock-up of their shares of Tempus Holdings common stock issued in connection with the Merger Agreement (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement and the Earn-out Shares) for a period of one year after the Closing, subject to an earlier release (i) if the price of Tempus Holdings common stock equals or exceeds $12.00 per share for any 20 trading days in any 30-trading day period commencing at least 150 days after the Closing or (ii) in the event of a liquidation, merger, stock exchange or similar transaction involving Tempus Holdings. Additionally, the Sellers will agree to a holdback of 180 days in connection with any public offering, and if requested by Tempus Holdings, the Sellers will agree to any holdback agreements that are required by the managing underwriters in any public offering.

A form of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Non-Competition Agreement

As a condition to the Closing, Tempus and the Sellers must deliver to Chart the Non-Competition and Non-Solicitation Agreement in the form attached to the Merger Agreement duly (the “Non-Competition Agreement”) executed by John G. Gulbin III and TIH (together the “Subject Parties”) in favor of Tempus Holdings and Tempus (together with their successors and subsidiaries, the “Covered Parties”). Under the Non-Competition Agreement, for a period of 4 years from and after the Closing, the Subject Parties will not, without Tempus Holdings’ prior written consent, anywhere in the world directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the business of providing, directly or indirectly, to or through the United States government and its instrumentalities, foreign governments and their instrumentalities, heads of state, private businesses and others, turnkey and customized aircraft design, engineering, modification and integration services and operations solutions that support aircraft mission requirements, including without limitation any charter brokerage, crew, flight planning, fueling, regulatory, customs, maintenance and insurance services provided in connection therewith (the “Business”). The Subject Parties will also agree for a period of 4 years from and after the Closing to not, without Tempus Holdings’ prior written consent, (i) hire or solicit the Covered Parties’ employees, consultants and independent contractors or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Subject Parties will also agree in the Non-Competition Agreement generally not to disparage the Covered Parties and to keep confidential and not use any confidential information of the Covered Parties.

7

A form of the Non-Competition and Non-Solicitation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Non-Competition and Non-Solicitation Agreement is qualified in its entirety by reference thereto.

Termination Agreement

On January 5, 2015, in connection with the execution of the Merger Agreement and the Supporting Stockholder Agreement, the parties to the Equity Transfer and Acquisition Agreement, dated July 15, 2014 (the “Purchase Agreement”), and the Supporting Stockholder Agreement, dated July 15, 2014 (the “Old SSA”), entered into a Termination Agreement, by and among Chart, Tempus Group Holdings, LLC, TIH, each of the members of TIH, Benjamin Scott Terry and John G. Gulbin III, as the Members’ Representative under the Purchase Agreement, Chart Acquisition Group LLC, Mr. Joseph Wright and Cowen Overseas Investment LP, as the Warrant Offerors under the Purchase Agreement, and Chart Acquisition Group, LLC, The Chart Group, L.P., Christopher D. Brady, Joseph Wright and Cowen Overseas Investment LP, as the Stockholders under the Old SSA, pursuant to which the Purchase Agreement and the Old SSA were each terminated, effective immediately, and are no longer of any force or effect. There were no early termination penalties incurred as a result of the termination of the Purchase Agreement and the Old SSA.

A copy of the Termination Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Termination Agreement is qualified in its entirety by reference thereto.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties concerning Chart’s proposed business combination with Tempus (the “Business Combination”), Tempus’ expected financial performance, as well as its strategic and operational plans. Actual events or results may differ materially from those described in this report due to a number of risks and uncertainties. These risks and uncertainties could cause actual results or outcomes to differ materially from those indicated by such forward looking-statements. These risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against Chart, Tempus or others following announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Chart; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the inability to recognize the anticipated benefits of the Business Combination; (7) the ability to obtain or maintain the listing of Tempus Holdings’ securities on NASDAQ following the Business Combination, including having the requisite number of stockholders; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Tempus may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (“SEC”) by Chart or Tempus Holdings.

Readers are referred to the most recent reports filed with the SEC by Chart. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

8

Additional Information

Tempus Holdings intends to file with the SEC a Registration Statement on Form S-4, which will include a preliminary proxy statement of Chart and a prospectus in connection with the Business Combination. The definitive proxy statement and other relevant documents will be mailed to stockholders of Chart as of a record date to be established for voting on the Business Combination. Stockholders of Chart and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Chart’s solicitation of proxies for the special meeting to be held to approve the Business Combination because these documents will contain important information about Chart, Tempus and the Business Combination. Stockholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to Chart by contacting its Secretary, Michael LaBarbera, c/o The Chart Group, L.P., 555 5th Avenue, 19th Floor, New York, New York 10017, at (212) 350-8200 or at mlab@chartgroup.com.

In addition, the Warrant Tender Offer for the outstanding warrants of Chart has not yet commenced. This report is not a recommendation, an offer to purchase, or a solicitation of an offer to sell warrants of Chart. At the time the Warrant Tender Offer is commenced, the Warrant Offerors will file a tender offer statement on Schedule TO with the SEC for such tender offer, and Chart will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Warrant Tender Offer. Chart warrant holders are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement for the Warrant Tender Offer when it becomes available, because these documents will contain important information, including the terms of, and conditions to, such tender offer. Such materials, when prepared and ready for release, will be made available to Chart’s warrant holders at no expense to them. In addition, at such time Chart’s warrant holders will be able to obtain these documents for free from the SEC’s website at www.sec.gov.

Participants in the Business Combination

Tempus Holdings, Chart, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Chart in connection with the Business Combination. Information regarding the officers and directors of Chart is set forth in Chart’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on November 5, 2014. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form S-4 (and will be included in the definitive proxy statement/prospectus for the Business Combination) and other relevant documents filed with the SEC.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

9

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated January 5, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, the Chart Representative and the Warrant Offerors

10.1	Supporting Stockholder Agreement, dated January 5, 2015, by and among Tempus Applied Solutions LLC, the Members’ Representative and the stockholders of Chart Acquisition Corp. named therein

10.2	Form of Registration Rights Agreement by and among Tempus Applied Solutions Holdings, Inc. and the stockholders of Tempus Applied Solutions Holdings, Inc. named therein

10.3	Form of Non-Competition and Non-Solicitation Agreement by John G. Gulbin III and Tempus Intermediate Holdings, LLC in favor of and for the benefit of Tempus Applied Solutions Holdings, Inc., Tempus Applied Solutions, LLC, and each of their respective present and future successors and direct and indirect subsidiaries

10.4	Termination Agreement, dated January 5, 2015, by and among Chart Acquisition Corp., Tempus Group Holdings, LLC, Tempus Intermediate Holdings, LLC, each of the members of Tempus Intermediate Holdings, LLC, the Members’ Representative, the Warrant Offerors and the Stockholders

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2015	CHART ACQUISITION CORP.

	By:	/s/ Joseph R. Wright
Name: Joseph R. Wright Title: Chief Executive Officer

11